SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2019

________________________________________________________________

IDEAL POWER INC.

(Exact name of registrant as specified in Charter)

Delaware	001-36216	14-1999058
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

4120 Freidrich Lane, Suite 100

Austin, Texas, 78744

(Address of Principal Executive Offices)

512-264-1542

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	IPWR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.03	Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 8.01	OTHER EVENTS

On August 15, 2019, Ideal Power Inc. (the “Company”) filed a Certificate of Amendment to the Certificate of Incorporation of Ideal Power Inc. (the “Certificate of Amendment”) with the Secretary of State of Delaware to effect a one-for-10 (1:10) reverse stock split of all issued and outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) effective as of 10:00 a.m. Eastern Time on August 19, 2019 (the “Reverse Stock Split”). The Reverse Stock Split is intended to bring the Company into compliance with the $1.00 minimum bid price requirement for continued listing on the NASDAQ Capital Market, as required by Nasdaq Listing Rule 5550(a)(2).

As previously disclosed, at the Company’s Annual Meeting of Stockholders held on July 23, 2019 (the “Annual Meeting”), the Company’ stockholders approved of a proposal (the “Proposal”) authorizing an amendment to the Company’s Certificate of Incorporation, if necessary, to effect a reverse stock split of all issued and outstanding shares of the Common Stock at an exchange ratio ranging from one-for-twenty (1:20) to one-for-two (1:2), with such reverse stock split to be effected at an exchange ratio and at such a date and time, if at all, as determined by the Board of Directors of the Company (the “Board”) in its sole discretion. On July 23, 2019, following stockholder approval of the Proposal, the Board determined that it was in the best interest of the Company and its stockholders to effect the Reverse Stock Split and acted to set the reverse stock split ratio at one-for-10 (1:10).

As a result of the Reverse Stock Split, every ten (10) shares of issued and outstanding Common Stock will be combined into one (1) validly issued, fully paid and nonassessable share of Common Stock. The Reverse Stock Split will uniformly affect all issued and outstanding shares Common Stock and will not alter any stockholder's percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in in fractional interests. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders will be issued one whole share of Common Stock in exchange for any fractional interest that such stockholder would have otherwise received as a result of the Reverse Stock Split.

The Reverse Stock Split will reduce the number of shares of Common Stock issued and outstanding from 14,722,840 to 1,472,284 plus any shares to be issued in exchange for fractional interests. The number of shares of Common Stock issuable upon conversion of the outstanding shares of the Company’s preferred stock will be reduced from 810,000 shares to 81,000 shares. The number of authorized shares of Common Stock will not be changed by the Reverse Stock Split.

The Reverse Stock Split proportionately affects the number of shares of Common Stock available for issuance under the Company’s equity incentive plans. All options, warrants and stock awards of the Company outstanding immediately prior to the Reverse Stock Split will be adjusted in accordance with their terms.

The Company’s transfer agent, Corporate Stock Transfer, Inc. (“CST”) is acting as the exchange agent for the reverse stock split. Instructions regarding the exchange of stock certificates, as applicable, are being provided to stockholders of record by CST. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares.

The Common Stock is anticipated to begin trading on a split-adjusted basis on the NASDAQ Capital Market at the market open on August 20, 2019. The trading symbol for the Common Stock will remain “IPWR.” Following the reverse stock split, the CUSIP for the Company’s Common Stock will be 451622203.

The description of the Certificate of Amendment and the Reverse Stock Split is qualified in its entirety by reference to the text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 14, 2019, the Company issued a press release announcing the Reverse Stock Split. The full text of the Company’s press release issued in connection with the foregoing matter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit 3.1 Certificate of Amendment of the Certificate of Incorporation of Ideal Power Inc.

Exhibit 99.1 Press release issued August 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2019	IDEAL POWER INC.

	By:	/s/ Timothy Burns
Timothy Burns
Chief Financial Officer